Exhibit 99.1

LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2008

ICON LEASING FUND TWELVE, LLC

- Third Quarter 2008 Portfolio Overview -

Dear Fellow Member of ICON Leasing Fund Twelve, LLC:

We are pleased to present this Portfolio Overview for ICON Leasing Fund Twelve, LLC (the “Fund”) for the third quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

Our initial offering period began on May 7, 2007 and is anticipated to close in May 2009.  From our initial offering through September 30, 2008, we raised approximately $227,329,285 in capital contributions.

During the reporting period, we continued to operate in our offering period, during which time we continued to raise capital through the sale of our membership interests and also continued to acquire equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering period, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
On September 16, 2008, ICON Eagle Auriga Pte. Ltd. (“ICON Eagle Auriga”) and ICON Eagle Centaurus Pte. Ltd. (“ICON Eagle Centaurus) each executed a Memorandum of Agreement to purchase the M/V Eagle Auriga (“Eagle Auriga”) and the M/V Eagle Centaurus (“Eagle Centaurus”) tanker vessels (the “Tanker Vessels”) from Aframax Tanker I AS. ICON Eagle Auriga and ICON Eagle Centaurus are wholly-owned by ICON Eagle Holdings, LLC, which is wholly-owned by us. On November 18, 2008, the Eagle Auriga was purchased for $42,000,000 and on November 21, 2008, the Eagle Centaurus was purchased for $40,500,000.  The Tanker Vessels are subject to seven-year bareboat charters with AET, Inc. Limited (“AET”) that expire on November 13, 2013.

•
On December 3, 2008, ICON Eagle Carina Pte. Ltd. ("ICON Eagle Carina") and ICON Eagle Corona Pte. Ltd. (“ICON Eagle Corona”) each executed a Memorandum of Agreement to purchase the M/V Eagle Carina (the "Eagle Carina") and the M/V Eagle Corona (the "Eagle Corona") tanker vessels from Aframax Tanker II AS.  ICON Eagle Carina is wholly-owned by ICON Eagle Carina Holdings, LLC (“ICON Carina”) and ICON Eagle Corona is wholly-owned by ICON Eagle Corona Holdings, LLC ("ICON Corona").  We own a 64.30% interest in each of ICON Carina and ICON Corona, through joint ventures with an affiliate, ICON Income Fund Ten, LLC (“Fund Ten”).  On December 18, 2008, the Eagle Carina was purchased for $39,010,000.  On December 31, 2008, the Eagle Corona was purchased for $41,270,000.  The Eagle Carina and Eagle Corona are subject to seven-year bareboat charters with AET that expire on November 14, 2013.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  In addition to the recent investments described above, as of September 30, 2008, our equipment portfolio consisted primarily of the following investments:

•
We, through our wholly-owned subsidiary, ICON Global Crossing IV, LLC (“ICON Global Crossing IV”), purchased telecommunications equipment for approximately $21,294,000 that is subject to a lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  The lease is scheduled to expire on November 30, 2011.  In addition, we, through, ICON Global Crossing IV, own telecommunications equipment subject to a lease with Global Crossing.  The equipment was purchased for approximately $5,939,000 and is subject to a 36-month lease that expires on March 31, 2011.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and an affiliate, ICON Leasing Fund Eleven, LLC (“Fund Eleven”) have ownership interests of 45% and 55% in ICON Pliant, respectively. The base lease term is 60 months, which commenced on October 1, 2008.

•
Bucyrus Erie model 1570 Dragline (the “Dragline”) subject to a 60-month lease with Magnum Coal Company and its subsidiaries which commenced on June 1, 2008.  We, through our wholly-owned subsidiary ICON Magnum, LLC, acquired title to the Dragline for a purchase price of approximately $12,461,00.

•
A one off machine paper coating manufacturing line through ICON Appleton, LLC (“ICON Appleton”), our wholly owned subsidiary.  ICON Appleton made a secured term loan to Appleton Papers, Inc. in the amount of $22,000,000 commencing on November 7, 2008 for a period of 60 months.

•
Machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LC”) and MW Crow, Inc. (“Crow”), both wholly-owned subsidiaries of MW Universal, Inc.  We acquired the equipment for a purchase price of $18,990,000 and it is subject to a 60-month lease with LC and Crow that commenced on January 1, 2008.  The equipment is comprised of all of LC’s and Crow’s capital assets including, but not limited to, hydraulic presses, stamping equipment, welders, drop hammers, forgers, and other related metal working and plastic injection molding equipment.

•
ICON EAR, LLC (“ICON EAR”), acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,814,00for our interest in the equipment. ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of $8,794,500.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  We and Fund Eleven have ownership interests of 55% and 45%, respectively.  The leases commenced on July 1, 2008 and will continue for a term of 60 months.

•
A 51% interest in one Aframax 98,507 DWT (deadweight tons) product tanker – the Mayon Spirit.  We acquired our interest in the vessel through a joint venture with an affiliate, Fund Ten.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000.  Simultaneous with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation (“Teekay”).  The 48-month bareboat charter with Teekay is scheduled to expire in July 2011.  Our cash portion of the acquisition cost was approximately $8,537,000, which includes costs and expenses incurred in connection therewith.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The base lease term is 60 months and commenced on March 3, 2008.  The equipment consists of all of Sealynx’s machinery in its operating facility including its mixing, extrusion and pressing machinery.  As additional security, we received a first lien on Sealynx’s real property located in Transieres, France.

•
Two handy-size vessels that hold 1,500 TEU (twenty-foot equivalent unit) containers from the Vroon Group B.V. (“Vroon”) through our wholly-owned subsidiaries ICON Arabian Express, LLC (“ICON Arabian”) and ICON Aegean Express, LLC (“ICON Aegean”, together with ICON Arabian, collectively, the “Vessels”).  We acquired the Vessels by making a cash payment of approximately $6,150,000 per vessel and a non-recourse loan in the amount of approximately $19,350,000 per vessel.  The total aggregate purchase price of the Vessels was $51,000,000.  We have a 72-month bareboat charter for the Vessels with a subsidiary of Vroon that commenced on April 24, 2008.  All obligations of the charterer under the respective bareboat charter are guaranteed by Vroon.

Transactions with Related Parties

We have entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties.  Our Manager is entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities is entitled to a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our Limited Liability Company Agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of our transactions.  In connection with the purchase of the Eagle Auriga and Eagle Centaurus, we paid an acquisition fee to our Manager of $2,475,000.  In connection with the purchase of the Eagle Carina and Eagle Corona, we paid an acquisition fee to our Manager of approximately $1,549,000.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

Our Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds.  We paid distributions to the Manager totaling $104,908 for the nine months ended September 30, 2008.  Our Manager’s interest in our net income (loss) for the three months ended September 30, 2008 and 2007 was $20,263 and $(2,383), respectively.  Our Manager’s interest in our net income (loss) for the nine months ended September 30, 2008 and 2007 was $41,709 and $(4,392), respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three and nine months ended September 30, 2008 and 2007 were as follows:

			Three Months Ended		Nine Months Ended
Entity	Capacity	Description	2008	2007	2008	2007
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$572,769	$1,299,776	$1,931,536	$1,883,580
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$909,326	$765,410	$2,586,093	$1,098,906
ICON Capital Corp.	Manager	Acquisition fees (2)	$2,475,000	$1,458,176	$5,215,654	$1,668,412
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (3)	$615,161	$548,229	$2,047,160	$739,556
ICON Capital Corp.	Manager	Management fees (3)	$392,159	$40,619	$951,306	$40,619

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(3) Amount charged directly to operations.

At September 30, 2008, we had a payable due to our Manager and certain of our Manager’s affiliates of $434,378.  The Manager was due $361,263, which is comprised of $315,162 of administrative expense reimbursements, $36,601 of organizational and offering expenses.  ICON Securities was due $73,115 for underwriting fees.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely,

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets

	September 30,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$87,468,334	$22,154,903
Current portion of net investment in finance leases	5,998,673	4,011,408
Prepaid acquisition fees	2,475,000	23,933
Other current assets	417,387	128,945

Total current assets	96,359,394	26,319,189

Non-current assets
Net investment in finance leases, less current portion	22,698,241	17,610,522
Leased equipment at cost (less accumulated depreciation of
$9,778,936 and $1,823,881, respectively)	138,559,644	65,809,766
Note receivable on financing facility, net	-	4,087,568
Investment in joint venture	5,779,066	-
Derivative instrument	113,894	-
Other non-current assets, net	738,316	415,144

Total non-current assets	167,889,161	87,923,000

Total Assets	$264,248,555	$114,242,189

Liabilities and Members' Equity
Current liabilities
Current portion of non-recourse long-term debt	$9,944,946	$4,913,501
Derivative instruments	914,266	686,176
Deferred revenue	21,535	541,830
Due to Manager and affiliates	434,378	246,926
Accrued expenses and other current liabilities	771,489	134,620

Total current liabilities	12,086,614	6,523,053

Non-current liabilities
Non-recourse long-term debt, net of current portion	45,920,073	17,566,769

Total Liabilities	58,006,687	24,089,822

Minority Interest	15,317,028	10,862,758

Commitments and contingencies (Note 11)

Members' Equity
Manager	(81,591)	(18,392)
Additional Members	192,207,529	79,657,951
Accumulated other comprehensive loss	(1,201,098)	(349,950)

Total Members' Equity	190,924,840	79,289,609

Total Liabilities and Members' Equity	$264,248,555	$114,242,189

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenue:
Rental income	$6,407,949	$1,192,828	$14,961,183	$1,200,331
Finance income	994,347	241,991	2,798,237	241,991
Income from investment in joint venture	163,331	-	163,331	-
Interest and other income	368,694	132,082	987,288	145,837
Gains on financial instruments	16,924	-	214,796	-

Total revenue	7,951,245	1,566,901	19,124,835	1,588,159
Expenses:
Management fees - Manager	392,159	40,619	951,306	40,619
Administrative expense reimbursements - Manager	615,161	548,229	2,047,160	739,556
General and administrative	122,926	173,177	848,824	196,122
Interest	880,638	303,743	1,810,347	303,743
Depreciation and amortization	3,484,995	555,582	8,156,922	563,423

Total expenses	5,495,879	1,621,350	13,814,559	1,843,463

Income (loss) before minority interest	2,455,366	(54,449)	5,310,276	(255,304)

Minority interest	(429,116)	(183,832)	(1,139,387)	(183,832)

Net income (loss)	$2,026,250	$(238,281)	$4,170,889	$(439,136)

Net income (loss) allocable to:
Additional Members	$2,005,987	$(235,898)	$4,129,180	$(434,744)
Manager	20,263	(2,383)	41,709	(4,392)

	$2,026,250	$(238,281)	$4,170,889	$(439,136)

Weighted average number of additional
member shares outstanding	203,998	35,878	158,358	28,005

Net income (loss) per weighted average
additional member share outstanding	$9.83	$(6.58)	$26.07	$(15.52)

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Changes in Members' Equity

				Accumulated
	Additional			Other
	Member	Additional		Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2007	93,805	$79,657,951	$(18,392)	$(349,950)	$79,289,609
Net income		721,535	7,288	-	728,823
Change in valuation of
interest rate swap contract				(244,378)	(244,378)
Currency translation adjustment				427,262	427,262
Total comprehensive income					911,707
Proceeds from issuance of
additional members shares	41,757	41,636,704			41,636,704
Sales and offering expenses		(4,749,545)			(4,749,545)
Cash distributions to members	-	(2,403,838)	(24,281)	-	(2,428,119)

Period ended March 31, 2008 (unaudited)	135,562	$114,862,807	$(35,385)	$(167,066)	$114,660,356
Net income		1,401,658	14,158		1,415,816
Change in valuation of
interest rate swap contracts				10,299	10,299
Currency translation adjustment				4,412	4,412
Total comprehensive income					1,430,527
Proceeds from issuance of
additional members shares	44,888	44,727,928			44,727,928
Sales and offering expenses		(5,001,069)			(5,001,069)
Cash distributions to members	-	(3,434,675)	(34,788)	-	(3,469,463)

Period ended June 30, 2008 (unaudited)	180,450	$152,556,649	$(56,015)	$(152,355)	$152,348,279
Net income		2,005,987	20,263		2,026,250
Change in valuation of
derivative instruments				(132,994)	(132,994)
Currency translation adjustment				(915,749)	(915,749)
Total comprehensive income					977,507
Proceeds from issuance of
additional members shares	47,498	47,294,358			47,294,358
Sales and offering expenses		(5,111,388)			(5,111,388)
Cash distributions to members	-	(4,538,077)	(45,839)	-	(4,583,916)

Period ended September 30, 2008 (unaudited)	227,948	$192,207,529	$(81,591)	$(1,201,098)	$190,924,840

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007

Cash flows from operating activities:
Net income (loss)	$4,170,889	$(439,136)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(6,953,850)	(1,170,468)
Finance income	(2,798,237)	(241,991)
Income from investment in joint venture	(163,331)	-
Depreciation and amortization	8,156,922	563,423
Interest expense on non-recourse financing paid directly
to lenders by lessees	1,760,062	164,555
Interest expense from amortization of debt financing costs	50,285	-
Other income	18,375	-
Minority interest	1,139,387	183,832
Gains on financial instruments	(214,796)	-
Changes in operating assets and liabilities:
Collection of finance leases	7,008,164	276,122
Other assets, net	(763,647)	45,295
Prepaid acquisition fees	(2,451,067)	-
Accrued expenses and other liabilities	577,348	221,616
Deferred revenue	(520,295)	-
Due from/to Manager and affiliates	118,215	536,351
Distributions to/from joint ventures and minority interest	(288,483)	-

Net cash provided by operating activities	8,845,941	139,599

Cash flows from investing activities:
Purchase of equipment	(53,998,160)	(47,496,372)
Investment in joint venture	(5,615,735)	-
Investment in financing facility	(164,822)	(3,475,507)
Repayment of financing facility	4,367,055	-

Net cash used in investing activities	(55,411,662)	(50,971,879)

Cash flows from financing activities:
Proceeds from revolving line of credit	-	5,000,000
Issuance of additional member shares, net of sales and offering expenses paid	118,796,988	48,076,545
Minority interest contribution in joint venture, net	4,076,251	7,548,105
Distributions to minority interest holder in joint venture	(512,080)	-
Cash distributions to members	(10,481,498)	(564,062)

Net cash provided by financing activities	111,879,661	60,060,588

Effects of exchange rates on cash and cash equivalents	(509)	-

Net increase in cash and cash equivalents	65,313,431	9,228,308

Cash and cash equivalents, beginning of the period	22,154,903	2,000

Cash and cash equivalents, end of the period	$87,468,334	$9,230,308

ICON Leasing Fund Twelve LLC
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
paid directly to lenders by lessees	$6,953,850	$1,173,000

Equipment purchased with non-recourse long-term debt paid directly by lender	$38,699,640	$24,938,433

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Securities Corp., 100 Fifth Avenue, 4th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.